SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2001

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-22043 (Commission File Number)	94-2951005 (IRS Employer Identification No.)

6475 Christie Avenue, Emeryville, CA 94608
(Address of principal executive offices of Registrant)

(510) 922-3500
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES

Item 2.   Acquisition or Disposition of Assets

      On February 20, 2001, Sybase, Inc., a Delaware corporation (“Sybase”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Sybase, Neel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Sybase (“Merger Sub”), and New Era of Networks, Inc., a Delaware corporation (“New Era”), pursuant to which an exchange offer for the issued and outstanding shares of New Era common stock would be followed by a merger in which Merger Sub would be merged with and into New Era, with New Era surviving the merger as a wholly-owned subsidiary of Sybase, and each share of New Era common stock issued and outstanding at the effective time of the merger converting into the right to receive 0.3878 shares of Sybase common stock.

      On June 19, 2001, Sybase closed the merger of Merger Sub with and into New Era contemplated by the Merger Agreement. As a result of the merger, each share of New Era common stock issued and outstanding at the effective time of the merger would be converted into the right to receive 0.3878 shares of Sybase common stock and New Era became a wholly-owned subsidiary of Sybase.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements of the acquired business required by Item 7(a) were previously filed as part of the Registrant’s registration statement on Form S-4, as amended (Registration No. 333-57102) and New Era of Networks, Inc.’s Form 10-Q for the three months ended March 31, 2001.

(b)	Pro Forma Financial Information.

The pro forma financial information required of the registrant is incorporated by reference to the registrant’s Registration Statement on Form S-4, as amended (Registration No. 333-57102) and to Amendment No. 1 to the Schedule 14C filed by New Era of Networks on June 12, 2001.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated February 20, 2001, by and among Sybase, Inc., Neel Acquisition Corp. and New Era of Networks, Inc. incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-57102).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Dated: June 28, 2001
	By:	/s/ Daniel R. Carl

Name: Daniel R. Carl
Title: Vice President, General Counsel and Secretary